                  GENERAL RELEASE OF CLAIMS AND AGREEMENT

    1. This General Release of Claims and Agreement (hereinafter, the "Agreement") is entered into by and among the following parties (the "Parties"):

         a.   E. Lynn Caswell ("Employee"); and

         b.   Monarch Bancorp and Monarch Bank (collectively, "Employer").

                                   RECITALS

    2. Employee has been employed by Monarch Bank as its President and Chief Executive Officer. In addition, Employee is the Vice Chairman of Monarch Bancorp, and is a Director on the Boards of Directors of Monarch Bancorp and Monarch Bank. Differences have arisen between Employer and Employee such that they agree that it is in their mutual best interest to sever their relationship amicably on the terms set forth herein.

    NOW, THEREFORE, in consideration of the following terms, covenants, conditions, and promises, and in order to compromise and settle forever all existing and potential disputes between and among the Parties hereto, the Parties agree to enter into this Agreement as set forth herein effective as of February 1, 1997 (the "effective date").

                                  AGREEMENT
PAYMENT TO EMPLOYEE

    3. Upon execution and delivery of a fully executed original of this Agreement, including all exhibits hereto, and the letters of resignation attached hereto, to counsel for Employer, and upon the date that Employee's releases herein become final and irrevocable, Employer agrees to pay Employee the sum set forth in Exhibit A to this Agreement (the "Payment Sum"). Except as otherwise expressly set forth in Exhibit A, the Payment Sum shall be paid when this Agreement and the releases contained herein (including the Age Discrimination release) are final and irrevocable with respect to the seven day waiting period.

    4. The Payment Sum shall constitute taxable income, and Employer shall withhold the usual and customary amounts at the levels required by law. Employer shall account to Employee for any such withholding, and shall be responsible to ensure that any amounts withheld are sent to the appropriate government agencies (such as the Internal Revenue Service).

    5. The Payment Sum shall be in consideration for all of the claims released herein, and shall serve as a substitute for all of the consideration that otherwise would be owed to Employee under his employment contract with Employer. The Payment sum set forth in this Agreement shall be and constitutes full, complete, unconditional, and immediate substitution for any and all rights, claims, demands, and causes of action whatsoever that heretofore existed or may be claimed to exist by Employee against the Employer Releasees (as defined below), as to all Claims (as defined below) that Employee might have against the Employer Releasees.

RELEASE OF CLAIMS

    1. Excepting only the obligations imposed by this Agreement, Employee hereby releases and forever discharges Employer, and further releases and forever discharges Employer's past, present, and future successors, assigns, parent and subsidiary corporations, divisions, affiliates, partners, joint venturers, shareholders, predecessors, successors, officers, directors, employees, agents, representatives, attorneys, insurers, and the predecessors, successors, and assigns of each of them (all of whom are collectively referred to as the "Employer Releasees"), from any and all rights actions, claims, demands, costs, contracts, allegations, liabilities, obligations, damages, and causes of action, of every kind and nature, whether known, suspected, or unknown, whether in law or in equity, which Employee had or now has or may claim to have had or now have or may have the right to assert on his own behalf or on behalf of another, by reason of any matter or thing whatsoever from the beginning of time up to and including the date of this Agreement (hereinafter referred to collectively as the "Claims").

    2. The Claims set forth above specifically include, but are not limited to, any and all existing and/or potential claims, demands, obligations, and/or causes of action for compensatory and/or exemplary damages and/or other relief. The Claims also include, but are not limited to, any action related in any way to Employee's employment and/or separation, such as (by way of example only) assertions of wrongful termination, breach of contract INCLUDING EMPLOYEE'S WRITTEN EMPLOYMENT CONTRACT WITH EMPLOYER, breach of the implied covenant of good faith and fair dealing, unpaid or improper bonuses, violation of public policy, fraud, misrepresentation, accounting, intentional and negligent infliction of emotional distress, lost pensions, conspiracy to terminate wrongfully, unpaid commissions, unpaid or improper severance or vacation pay, Workers' Compensation, any violation of any statute including those in the California Labor Code, invasion of privacy, defamation, and discrimination based on race color, national origin, sex, religion, age, and/or handicap, all under federal, state, and local law. The Claims also include, but are not limited to, any claim of entitlement to any stock options not already issued to Employee as of the date this Agreement is executed. The Claims also include, but are not limited to, any claims, demands, contracts, or causes of action related in any way to Employee's status as a Director on Employer's Boards of Directors, or as Vice Chairman of Monarch Bancorp.

    3. Employee expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation, and/or cause of action has been, for any reason whatever, omitted from the terms of this Agreement, and further expressly waives any right or claim of right that he may have under the law of any jurisdiction that releases such as those herein given to not apply to unknown or unstated claims. It is the express intent of the Parties to this Agreement that Employee waives any and all claims that he has or may have against any of the Employer Releasees, including any which are presently unknown, unsuspected, unanticipated, or undisclosed. EMPLOYEE EXPRESSLY WAIVES ANY AND ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Employee further expressly waives the provisions of any statute or court decision of any jurisdiction which is comparable to Section 1542 of the Civil Code of California and which Employee may claim applies to any of the Claims released herein. Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of all claims, Employee expressly acknowledges that this Agreement is intended to, and does, include in its effect, without limitation, all of the Claims, including those which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplates and effects extinguishment of all of the Claim.

    1. There is a risk that subsequent to the execution of this Agreement, Employee will incur or discover damage or loss that he deems in some way attributable to one or more Employer Releasee but which is unknown and unanticipated by him or his counsel at the time this Agreement is signed. Employee acknowledges and assumes such risks, including that damages presently known may become progressive, greater or more serious than is now known, suspected, or anticipated.

    2. THE RELEASE SET FORTH IN THIS SECTION OF THE AGREEMENT BY EMPLOYEE IS INTENDED TO BE CONSTRUED AS BROADLY AS POSSIBLE SO AS TO RELEASE EVERYTHING THAT IT IS POSSIBLE TO RELEASE. IT IS THE PARTIES' INTENT THAT THE DEFINITION OF CLAIMS BE DEFINED AS BROADLY AND WIDELY AS IT IS POSSIBLE TO DEFINE SO AS TO OBTAIN THE MAXIMUM RELEASE THAT CAN BE OBTAINED OVER EVERYTHING POSSIBLE TO RELEASE.

    3. Notwithstanding the release language set forth above, Employee does not release any claim he might have for Workers' Compensation arising from any physical injury he sustains as a result of any work done by him in his capacity as Vice Chairman of Monarch Bancorp after the effective date of this Agreement to the extent that such physical injury would be otherwise compensable under the Workers' Compensation statutes.

    4. In the event that Employee files any action in any court or tribunal seeking recovery of a Claim that has been released as against any Employer Releasee, then Employee shall promptly tender back to Employer the Payment Sum set forth herein, with interest at the legal rate, with an offer to rescind this Agreement. Employer shall have ten business days to accept or reject the offer of rescission. If the offer is accepted, Employer shall keep the money tendered, and this Agreement shall be deemed rescinded. If the offer is rejected, then the tendered sum shall be placed in an escrow account pending the resolution of the action, and may be drawn upon at the conclusion of the action to pay any judgment in favor of any Employer Releasee (including a judgment based on recovery of costs and attorneys fees). If Employee fails to make such a tender, Employee agrees that that failure will itself bar his action.

    5. Employee shall acknowledge and sign the letter attached hereto as Exhibit B, and the separate Release attached hereto as Exhibit C, which further release any rights he might have under the Age Discrimination in Employment Act of 1967, as amended.

    6. Employee will sign and deliver to Employer the letters of resignation attached hereto as Exhibit D. Those letters shall become effective immediately upon delivery, and Employee will be deemed to have resigned his employment and directorships at that time, with the exception of his position as Vice Chairman of Monarch Bancorp, which resignation shall be delivered and effective on demand at any time on or after August 1, 1997 on one day's notice served upon Employee or his counsel Ronald Van Wert by personal delivery, facsimile, or mail (which notice may be sent at any time on or after July 31, 1997). In the event that the requested resignation is not forthcoming within one day of the notice, Employer may immediately terminate Employee's position as Vice Chairman. Thus, Employee shall have no right to, or expectation of, a continued position as Vice Chairman of Monarch Bancorp at any time on or after August 1, 1997. Further, nothing herein shall limit Employer's right to remove Employee from his position as Vice Chairman of Monarch Bancorp prior to August 1, 1997 for cause.

    7. Employer hereby releases Employee from any and all known rights, actions, claims, demands, costs, contracts, allegations, liabilities, obligations, damages, and causes of action, of every kind and nature, whether in law or in equity, which Employer had or now has or may claim to have had or now have or may have the right to assert on its own behalf or on behalf of another, from the beginning of time up to and including the effective date of this Agreement. For purposes of this Paragraph, a claim is "known" to the Employer if the facts underlying that claim are actually known by any director of

Monarch Bancorp, Monarch Bank, or Western Bank as of the effective date of this Agreement. Employer further releases Employee from any rights, actions, claims, demands, costs, contracts, allegations, liabilities, obligations, damages, and causes of action, of every kind and nature, whether in law or in equity, which Employer had or now has or may claim to have had or now have or may have the right to assert on its own behalf or on behalf of another, from the beginning of time up to and including the effective date of this Agreement relating to loans approved by Employee in the regular course of business in which no misrepresentations or omissions were made by Employee relating to such loan.

    8. Employer agrees to indemnify Employee and hold him harmless from all claims against him by a third party arising out of or relating to his actions as an officer or director of Employer to the extent required by the Corporations Code and state banking laws. This indemnity shall include attorneys fees and costs reasonably incurred by Employee in defense of any such action. This indemnity obligation, including the obligation to reimburse Employee for any reasonable attorneys fees incurred, shall be conditioned upon Employee's tender to Employer of any such claim within two weeks of the time Employee learns of the claim, and Employee's reasonable cooperation with Employer in the defense of the claim. Moreover, Employer's obligation to indemnify Employee for attorneys fees incurred shall be conditioned upon Employer's approval of Employee's counsel, such approval not to be unreasonably withheld.

WARRANTIES AND REPRESENTATIONS

    1. Employee has made such investigation of any and all facts relevant to this Agreement as he deems necessary or advisable. In executing this Agreement, Employee is not relying upon any statement, representation, or promise made to him by Employer or Employer's counsel, agent, employee, or representative other than as set forth in this Agreement. Employee expressly waives any right he might have to conduct any additional discovery or inquiry with regard to any of the existing or potential Claims released by him herein.

    2. The Parties to this Agreement each warrant and represent to the other that none of them has heretofore assigned or transferred, or purported to assign or transfer, to any person not a party hereto any released Claim or any part apportioned thereof, and each agrees to indemnify and hold harmless the others from and against any claim based upon, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer.

    3. Employee represents that he has not, directly or indirectly, on his own behalf or on behalf of any other entity, filed any charges or complaints or initiated any action against Employer or any other Employer Releasee.

    4. Each Party covenants and agrees to indemnify, defend, and hold harmless the other Party (and Employee so covenants and agrees with respect to the Employer Releasees), from and against any and all loss, cost, damage, or expense, including, without limitation, attorneys' fees, arising out of any breach of this Agreement by any Party or the fact that any representation made herein by any Party was not true when made.

CONFIDENTIALITY

    1. Employee shall maintain as confidential, and not disclose to any person except as required by law, any confidential information (including, but not limited to, any trade secrets) learned by Employee during the course of his employment, in accordance with Employee's employment contract. Employee agrees not to disclose any confidential information to any third party under any circumstances except as required by law. All of the provisions of Employee's employment contract with Employer concerning confidential information and its use, as well as any restrictions therein that would apply to Employee in the event of a termination without cause pursuant to the terms of the employment contract shall remain in force and shall be binding on Employee. Employee shall return to Employer with the executed copy of this Agreement the original and all copies in his possession of any documents created by Employer or any of Employer's employees or agents for any business purpose, whether the document is confidential or not. This provision shall not apply to Employee's own personal employment records (such as payroll stubs, the employment agreement, and the like).

    2. If asked about his separation from Employer at any time after Employee has resigned as Vice Chairman of Monarch Bancorp, Employee shall state only that he has retired or resigned, or that he has accepted employment elsewhere. Prior to Employee's resignation as Vice Chairman of Monarch Bancorp, Employee and Employer shall state that Employee has moved to a full time position with the holding company. Employer shall use its best efforts to advise its personnel department and its senior management of the requirements of this Paragraph. Notwithstanding anything in this Agreement to the contrary, neither Employer nor Employee shall be precluded from making any necessary disclosures to any government agency, or complying with legal process.

INTEGRATION CLAUSE

    1. This Agreement represents and contains the entire agreement and understanding among the Parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings, and no representation, warranty, condition, understanding, or agreement of any kind with respect to the subject matter hereof shall be relied upon by the Parties unless incorporated herein, PROVIDED THAT the provisions of the employment contract referred to in Paragraph 21 above shall remain in force. This Agreement may not be amended or modified except by an agreement in writing signed by the Party against whom the enforcement of any modification or amendment is sought.

FEES AND EXPENSES

    1. In the event any Party should bring any action to enforce any provision of this Agreement, or in the event any Party brings any action arising out of or relating to this Agreement, the prevailing Party shall, in addition to any other relief, be entitled to reasonable attorneys' fees, expenses, and costs. Should the Employer be the prevailing Party, and should there have been a tender as set forth above, the Employer may recover said fees, expenses, and costs from the tendered amount, but the Employer's recovery shall not be limited to the tendered amount.

OTHER PROVISIONS

    1. In entering into this Agreement, the Parties represent that they have relied on the legal advice of their attorneys, who are the attorneys of their own choice. The Parties further represent that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

    2. This Agreement shall be binding upon the Parties, and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Parties and Employer Releasees and to their heirs, administrators, representatives, executors, successors, and assigns.

    3. Employee understands and agrees that he waives any right to future employment, or to seek future employment, with Employer or any entity known by Employee to be affiliated by ownership with Employer, and agrees not to seek such employment in the future. Notwithstanding the foregoing, nothing in this Paragraph shall preclude Employee from accepting employment with Employer or any entity affiliated by ownership with Employer where the employing organization initiated the employment negotiations and has offered Employee employment.

    4. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California, and any suit brought arising from or relating to this Agreement shall be brought only in Orange County.

    5. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Parties. Each Party and counsel for each Party have reviewed this Agreement and accordingly, the Parties agree that the rule of construction that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. In the event that one or more of the provisions or portions of this Agreement are determined to be illegal or unenforceable (except for the release by Employee and the payment provisions), the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

    6. This Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding instituted, prosecuted, or attempted in breach of this Agreement, except for an action based upon a breach of this Agreement.

    7. The warranties and representations contained in this Agreement are deemed to and shall survive the execution hereof by the Parties.

    8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.



    Dated:___________________         ____________________________
                                       E. Lynn Caswell


    Dated:___________________         ____________________________
                                      on behalf of Monarch Bancorp


    Dated:__________________          ____________________________
                                      on behalf of Monarch Bank

                                  EXHIBIT A

    1. The Payment Sum is $347,600. $167,400 represents compensation for salaries, benefits, bonuses, insurance, and auto allowances foregone. $180,000 is to compensate Employee for option rights foregone. However, the undivided total of $347,600 also represents compensation and consideration for the release provisions set forth in the Agreement.

    2. Employer agrees to provide Employee at its expense office space, furniture, files, telephone service, and secretarial assistance during the six month period from the effective date of this Agreement through and including July 31, 1997. in addition, Employer will provide reasonable access to all necessary stationary and supplies, copying and facsimile facilities and other reasonable office needs of Employee during this period. Employer is to provide Employee and his dependents medical and dental insurance for the six month period from the effective date of this Agreement through and including July 31, 1997 at the same levels generally provided by Employer to its executive officers.

                                     EXHIBIT D

February 1, 1997


The Board of Directors
Monarch Bank
30000 Town Center Drive
Laguna Niguel, Calif. 92677

Dear Members of the Board:

I hereby tender my resignation as Chairman of the Board and Director, President, and Chief Executive Officer of Monarch Bank effective immediately.

I wish to take this opportunity to thank all those particular members of the Board with whom I have served for these past many years for their assistance, support and contributions during our association. I wish them, the Bank and the Company continued success in the future.

Sincerely,




E. Lynn Caswell
Chairman, President and
Chief Executive Officer

February 1, 1997


The Board of Directors
Monarch Bancorp
30000 Town Center Drive
Laguna Niguel, Calif. 92677

Dear Members of the Board:

I hereby tender my resignation as a Director of Monarch Bancorp effective immediately.

I wish the Company continued success in the future.

Sincerely,




E. Lynn Caswell

The Board of Directors
Monarch Bancorp
30000 Town Center Drive
Laguna Niguel, Calif. 92677

Dear Members of the Board:

I hereby tender my resignation as Vice Chairman of Monarch Bancorp effective immediately.

I wish the Company continued success in the future.

Sincerely,




E. Lynn Caswell